UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2020

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 6, 2020, Tenneco Inc. (the “Company” or “Tenneco”) announced that Kevin W. Baird has been appointed to the role of Executive Vice President and Chief Operating Officer, effective August 3, 2020, and Matti M. Masanovich has been appointed to the role of Executive Vice President and Chief Financial Officer, effective August 10, 2020. Mr. Masanovich will succeed Kenneth R. Trammell, executive vice president, who will step down as interim chief financial officer but continue with the Company to assist in the transition of leadership responsibilities until his retirement on August 30, 2020.

Additionally, the Company previously announced Gregg M. Sherrill’s intention to resign from the Board of Directors (“Board”) prior to next year’s annual meeting of stockholders. On July 6, 2020, Mr. Sherrill notified the Company of his retirement from the Board, effective July 15, 2020.

Mr. Baird, 58, joins Tenneco from Guardian Industries, Inc. (“Guardian”), a wholly owned subsidiary of Koch Industries, Inc., where he served since 2014 as president and chief executive officer of its Guardian Glass business, a producer of high-performance glass for architectural, transportation and technical applications. Mr. Baird joined Guardian in 2008 as the chief executive officer of SRG Global, Inc., its automotive trim business, and served until 2014. Prior to joining Guardian, Mr. Baird served at Cerberus Capital Management from 2005 to 2008 as a member of the operations team in increasing roles of responsibility. Prior to that, Mr. Baird was the Chief Executive Officer and President of Qualitor, Inc. from 2002 to 2005. Mr. Baird began his career in 1984 with Federal-Mogul Corporation and worked in increasing roles of responsibility until he departed in 2002 at which time he held the position of Senior Vice President, Powertrain Systems North America and Piston Rings Globally.

In connection with his appointment, the Company provided Mr. Baird with a letter outlining the terms of his appointment. He will receive an initial base salary of $850,000 per year. He will also receive a signing bonus of $600,000, payable on February 28, 2021, subject to continued employment with the Company and subject to repayment (in whole or in part) in the event he voluntarily resigns during the two year period following his employment date. His target bonus opportunity under the annual incentive plan for the 2020 calendar year will be 100% of his annual base salary (pro-rated to his employment date). He will be eligible to participate in the Company’s long-term incentive plan in a manner consistent with other executives and his first eligibility for a full long-term incentive award will be in February 2021. The Company estimates that his 2021 award will have a value of $2 million. He will also be eligible to participate in the 2020-2022 long-term performance unit award cycle with a targeted long-term performance unit award of $1.2 million, subject to performance goals and other criteria established for the award cycle under the Long-Term Incentive Plan. He will be eligible to participate in the Company’s 401(k) plan, severance plan, and change in control severance plan. Under the Company’s excess benefit plan, he will receive a Company contribution after certain IRS limits are met at the rate of between 2.5 percent and 4 percent of compensation and he will receive matching Company contributions and Company retirement contributions at a rate applicable under the 401(k) plan. Mr. Baird will be entitled to 4 weeks of vacation and will participate in the company’s relocation plan and other welfare and benefit plans in a manner consistent with other Company executives.

In addition, with effect on the date of his appointment, the Company will grant to Mr. Baird restricted stock units to replace certain compensation from his former employer that will be foregone, as well as to serve as a material inducement to his commencing employment with Tenneco in accordance with New York Stock Exchange Listing Company Manual Rule 303A.08 (the “inducement grant”). The restricted stock units will be granted in two awards. The first grant is comprised of 133,156 restricted stock units, which will vest one-half on August 3, 2021 and the remaining one-half on August 3, 2022, subject to continued employment. The second grant is comprised of 106,524 restricted stock units, which will vest ratably over three years from the date of the grant, subject to continued employment.

Mr. Masanovich, 48, previously served as executive vice president and chief financial officer of Superior Industries International, Inc. (“Superior Industries”), a global supplier of light vehicle aluminum wheels for the original equipment and aftermarket, from September 2018 to August 2020. Prior to Superior Industries, Mr. Masanovich was the senior vice president and chief financial officer at General Cable Corporation, a publicly held global wire and cable solutions manufacturing company, from November 2016 to July 2018. Prior to that, Mr. Masanovich served as the Vice President and Controller of International Automotive Components, an automotive interiors supplier, from August 2016 to October 2016. From November 2013 to April 2016, Mr. Masanovich served as Global Vice President of Finance, Packard Electrical and Electronic Architecture (E/EA) Division in Shanghai, China at APTIV (formerly Delphi Automotive), an automotive technology company.

In connection with his appointment, the Company provided Mr. Masanovich with a letter outlining the material terms of his appointment. He will receive an initial base salary of $775,000 per year. He will also receive a signing bonus of $220,000, payable on February 28, 2021, subject to continued employment with the Company and subject to repayment (in whole or in part) in the event he voluntarily resigns during the two year period following his employment date. His target bonus opportunity under the annual incentive plan for the 2020 calendar year will be 85% of his annual base salary (pro-rated to his employment date). He will be eligible to participate in the Company’s long-term incentive plan in a manner consistent with other executives and his first eligibility for a full long-term incentive award will be in February 2021. The Company estimates that his 2021 award will have a value of $1.8 million. He will also be eligible to participate in the 2020-2022 long-term performance unit award cycle with a targeted long-term performance unit award of $1.1 million, subject to performance goals and other criteria established for the award cycle under the Long-Term Incentive Plan. He will be eligible to participate in the Company’s 401(k) plan, severance plan and change in control severance plan. Under the Company’s excess benefit plan, he will receive a Company contribution after certain IRS limits are met at the rate of between 2.5 percent and 4 percent of compensation and he will receive matching Company contributions and Company retirement contributions at a rate applicable under the 401(k) plan. Mr. Masanovich will be entitled to 4 weeks of vacation and will participate in the Company’s relocation plan and other welfare and benefit plans in a manner consistent with other Company executives.

In addition, with effect on the date of his appointment, the Company will grant to Mr. Masanovich restricted stock units to replace certain compensation from his former employer that will be foregone, as well as to serve as a material inducement to his commencing employment with the Company in accordance with New York Stock Exchange Listing Company Manual Rule 303A.08 (the “inducement grant”). Mr. Masanovich will receive 146,472 restricted stock units, which will vest 27 percent on August 10, 2021, 27 percent on August 10, 2022, and the remainder on August 10, 2023, subject to continued employment with the Company.

A copy of the Company’s press releases, dated July 9, 2020 and July 10, 2020, announcing these changes are filed herewith as Exhibits 99.1 and 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued July 9, 2020

99.2	Press release issued July 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: July 10, 2020	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary